AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of January 7, 2008 (this “Amendment”), by and among MOBILE SATELLITE VENTURES LP, a Delaware limited partnership (“MSV”), MOBILE SATELLITE VENTURES FINANCE CO., a Delaware corporation (“MSV Finance Co.” and, together with MSV, the “Issuers”), SKYTERRA COMMUNICATIONS INC., a Delaware corporation, HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., a Cayman Islands fund, and HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, LP, a Delaware limited partnership (collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Issuers and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of December 15, 2007 (the “Purchase Agreement”); and

WHEREAS, in accordance with Section 9.11 of the Purchase Agreement, the Issuers and the Purchasers wish to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO PURCHASE AGREEMENT

1.1 Amendment to Article 3 of the Purchase Agreement. The second sentence of Section 3.1(b) of the Purchase Agreement shall be amended to read in its entirety as follows:

“The parties agree to cooperate in good faith to determine the allocation between the Notes and the Warrants within ten (10) days of the Closing Date.”

1.2 Amendment to Article 8 of the Purchase Agreement. Article 8 of the Purchase Agreement is hereby amended by adding the following new Section 8.8 following at the end thereof:

“8.8 Affirmative Covenants. Prior to the earlier of (i) December 31, 2011, and (ii) such time that the Purchasers and their Affiliates cease to beneficially own at least 5% of the outstanding Common Stock (as defined in the Purchase Agreement), without the prior consent of the Purchasers:

(a) MSV will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary (as defined in the Indenture by and between the Issuers, the Bank of New York as Trustee and the Guarantors named therein dated as of January 4, 2008) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of MSV may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8.8(a) shall prevent MSV or any Significant Subsidiary from (i) discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of MSV, desirable in the conduct of its business or the business of any such Significant Subsidiary or (ii) effectuating an Asset Disposition (as defined in the Indenture).

(b) MSV shall comply, and shall cause each of its Significant Subsidiaries (as defined in the Indenture) to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of MSV and its Significant Subsidiaries taken as a whole.

1.3 Effect on the Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Purchase Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Purchase Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

ARTICLE II

MISCELLANEOUS

2.1 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

2.2 Counterparts. This Amendment may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all of such separate counterparts shall constitute one and the same agreement. The counterparts of this Amendment may be executed and delivered by facsimile transmitted by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

2.3 Sections and Headings. The headings used in this Amendment are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

2.4 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. None of the Issuers or the Purchasers may assign this Amendment or any rights or obligations hereunder without the prior written consent of the other; provided, however, that the each of Purchasers may assign this Amendment in whole or in part to one or more Affiliates (as defined in the Purchase Agreement) of the Purchasers, whether presently existing or hereinafter created by providing notice in writing to the Issuers.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

MOBILE SATELLITE VENTURES LP by its general partner, Mobile Satellite Ventures GP Inc.

By:	/s/ Scott Macleod
Name: Scott Macleod
Title: Executive Vice President and Chief Financial Officer

MOBILE SATELLITE VENTURES FINANCE CO.

By:	/s/ Scott Macleod
Name: Scott Macleod
Title: Executive Vice President and Chief Financial Officer

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Scott Macleod
Name: Scott Macleod
Title: Executive Vice President, Chief Financial Officer and Treasurer

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
By: Harbinger Capital Partners Offshore Manager, L.L.C., as investment manager

By:	/s/ William R. Lucas, Jr.
Name: William R. Lucas, Jr.
Title: Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, LP
By: Harbinger Capital Partners Special Situations GP, LLC, as general partner

By:	/s/ William R. Lucas, Jr.
Name: William R. Lucas, Jr.
Title: Executive Vice President